Exhibit 31.3

CERTIFICATION PURSUANT TO RULE 13a-14(a) OR 15d-14a OF
THE SECURITIES EXCHANGE ACT OF 1934
AS ADOPTED PURSUANT TO SECTION 302
OF THE SARBANES OXLEY ACT OF 2002

I, Matthew Prince, certify that:

1.I have reviewed this Amendment No. 1 to the annual report filed on Form 10-K of Cloudflare, Inc. for the year ended December 31, 2025;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

CLOUDFLARE, INC.
Date: April 29, 2026	/s/ Matthew Prince
Matthew Prince
Chief Executive Officer
(Principal Executive Officer)